EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (“Extension Agreement”) shall attach to and be made a part of that certain Employment Agreement (“Employment Agreement”) made and entered into as of the 9th  day of October, 2014, by and between Radio One, Inc.(“Company”) and Peter D. Thompson“Employee”).

Company and Employee hereby mutually agree to renew and extend the Employment Agreement for an additional term of 2 years, commencing January 1, 2017 and ending December 31, 2018 (“Renewal Term”), unless earlier terminated pursuant to the provisions of Section 10 of the Employment Agreement.

In consideration of Employee’s consent to the Renewal Term, following the full execution of this Extension Agreement, Company shall pay to Employee a one-time Signing Bonus in the amount of Two Hundred Thousand Dollars ($200,000), subject to applicable deductions. Employee agrees that if Employee’s employment with Company terminates prior to December 31, 2018, Employee shall repay Company a pro rata share of the Signing Bonus at the rate of one-thirty- second (1/32) for each month or portion of a month that Employee’s employment is less than thirty-two (32) months; except hat Employee shall not be required to repay Company the pro rata share of the Signing Bonus if Employee’s employment is terminated by Company for other than cause pursuant to Section 10(b) of the Employment Agreement. Employee further agrees that Company shall be entitled to withhold from any compensation otherwise due Employee the amount of any portion of the Signing Bonus required to be repaid to Company.

Except as expressly set forth in this Extension Agreement, all other terms and conditions of the Employment Agreement will remain as set forth therein.

IN WITNESS WHEREOF, the parties have executed this Extension Agreement to be effective as of the 21st day of April, 2016.

RADIO ONE, INC.                       PETER D. THOMPSON

By:                               Signature:

            Linda J. Vilardo

Title:   Executive Vice President                  Address:

Date:                            Date: